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                                     EXHIBIT

                                      10.23


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                               SUBLEASE AGREEMENT

          This Agreement ("Sublease") is made this 1st day of February 1999 by and between Pinkerton's Inc., a Delaware Corporation ("Sublessor") and Unapix Entertainment Inc., a Delaware Corporation ("Sublessee").

                                    RECITALS

          WHEREAS, a lease ("Lease") was entered into as of August 20,1993, by and between Trizec Properties, Inc. as Landlord and Sublessor as Tenant whereby Sublessor leased the premises known as Suites 600, 700, 900 and 1400 in the building located at 15910 Ventura Boulevard, Encino, California, comprising approximately 55,953 rental square feet ("Premises") for a term ending December 3 l, 2003; and

          WHEREAS, Sublessor now desires to sublease a portion of the Premises ("Sublease Premises") to Sublessee and Sublessee desires to accept the Sublease thereof:

                                    AGREEMENT

          NOW ,THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublessor hereby subleases to Sublessee, Sublessor's right, title and interest in and to the Subleased Premises, under and subject to the terms of the Lease, a copy of which is attached hereto as Exhibit "A", and Sublessee hereby agrees to and does accept the Sublease and in addition expressly assumes and agrees to keep, perform, and fulfill all the terms, covenants and obligations required to be kept under the Lease by Sublessor and the Sublease by Sublessee. Sublessee shall neither do nor permit anything to be done which would cause the Lease to be terminated or forfeited by reason of any termination or forfeit reserved or vested in the Landlord under the Lease.

          When in the Lease, any reference is made to Landlord and Tenant, it shall mean respectively, Sublessor and Sublessee in this Sublease any reference to "the Lease" or this Lease" or any similar expression in the Lease shall mean the Sublease herein made; and any reference in the Lease to the "Premises" or any similar expression shall mean the Subleased Premises demised in this Sublease. It is the intention of Sublessor and Sublessee that except as otherwise provided by the specific provisions set forth in this Sublease, the relation between the Sublessor and Sublessee shall be governed by the Lease incorporated by referenced as Exhibit "A".

NOTWITHSTANDING THE FOREGOING:

1. TERM: The Term of the Sublease shall begin on February l, 1999 (the "Commencement Date") and end on December 31, 2003.

2. BASE RENT: The monthly rent payable by Sublessee to Sublessor shall be based on $1.50 per rentable square foot per month, the ("Base Rent"), payable in advance on or before the first day of each month of this Sublease without any set-off or deduction whatsoever. The first month's rent shall be due upon execution of the Sublease. If this Sublease commences on any day of the month except for the first day, Sublessee shall pay to Sublessor, base rental as provided for herein for such commencement month on a prorated basis, such proration to be based on the actual number of days Sublessee occupies the Subleased Premises in the commencement month.

3. COMMENCEMENT OF RENT: Notwithstanding anything contained herein, provided Sublessee is not in default of the terms of the Lease, the Base rent shall be abated for two (2) months, months 2 & 3, ("Rent Abatement") In addition, Sublessee shall receive a rent credit of five thousand eight hundred fifty dollars ($5,850.00) for months 4 through 7, ("Additional Rent Abatement"). Rent Abatement, and Additional Rent Abatement, is conditioned upon


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Sublessee's performance under the terms set forth in the Sublease and Master
Lease.

4. SUBLEASE PREMISES: The Sublease Premises shall consist of 13,900 rentable square feet; the entire nineth (9th) floor space.

5. TENANT IMPROVEMENTS: Sublessor shall pay for the cost to paint and recarpet the useable portion of the Premises, using building standard materials, ("Tenant Improvement Allowance"). The color to be selected by Sublessee. Sublessee shall not be entitled to any credit for the unused portion of the Tenant Improvement Allowance.

6. SQUARE FOOTAGE: As set forth in the Master Lease, the Premises is defined as 13,900 square feet, the entire 14th floor.

7. PARKING: Sublessee shall be granted a pro-rata share of all the parking rights of Sublessor contained in the Master Lease (i.e. covered, uncovered and reserved).

8. BUILDING DIRECTORY BOARD: Sublessee, at their sole cost and expense, shall have the right to place its name and names of Sublessee's subsidiaries on the building directory subject to the terms of the Master Lease and approval of Landlord.

9. SECURITY DEPOSIT: The Sublessee, upon execution of the Sublease, shall deposit with the Sublessor, a sum equal to the final month's rent which sum shall be retained by the Sublessor as security for the payment by the Sublessee of the rent and for the faithful performance of the Terms and Conditions of this Sublease. Sublessor shall return the Security Deposit to the Sublessee within sixty (60) days after the Sublease ends, subject to deductions for any incurred Sublessee defaults.

10. ADDITIONAL RENT: In addition to the monthly Base Rent provided for herein, Sublessee shall pay Additional Rent as that term is defined in Articles 4, 5, and 6 of the Lease attached as Exhibit "A" hereto and all other additions to Base Rent as provided for in the Lease. Notwithstanding any provisions in the Lease, Sublessee shall reimburse Sublessor for Sublessor's proportionate share (based on the square footage of the Sublease Premises) of Additional Rent or other additions to Base Rent which Sublessor is billed by the Landlord for any increase in operating expenses in excess of the first Sublease year amount. The Base year is defined as Calendar Year 1999.

11. NO SERVICES OF SUBLESSOR: Sublessee recognizes that Sublessor shall have no obligation whatsoever to provide any services to Sublessee or make any repairs to the Subleased premises or Building, as that term is defined in the Lease, but that Sublessee will look solely to the Landlord for such obligations and any other obligations Landlord is required to perform under the Lease.

12. ACCEPTANCE OF PREMISES AS-IS: Except as stated herein, Sublessee accepts the Subleased Premises in their "As-Is" condition as of the date of the Sublease.

13. REPAIR OF PREMISES: During the Sublease term, Sublessee shal1 perform all matters of repair in respect to the Subleased premises that the Sublessor as tenant is obligated to perform under the terms of the Lease. With regard to repairs that are required to be performed by the Landlord under the Lease, Sublessor grants to Sublessee the privilege in the Sublessor's name to enforce the obligation of the Landlord to do the repair and Sublessee shall not look to Sublessor for the performance of those repair


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14. PAYMENT OF RENT: All rents due under this Sublease shall be paid on or before the first day of the month for which they are due, by Sublessee and made payable to Pinkerton's Inc. and mailed to:

Property Management Department
Pinkerton's, Inc.
4330 Park Terrace Drive
Westlake Village, CA 91361

15. USE: The Subleased premises shall be used as general administrative offices as provided under the terms of the Master Lease and for no other purpose. Sublessee shall make no changes or alterations to the Subleased premises without the prior written approval of Sublessor and Landlord. Sublessee shall be responsible, at its sole cost and expense, to remove or repair any alterations or improvement Sublessee makes to the Premises that the landlord will require to he removed at the end of the sublease term.

16. INSURANCE: All insurance obligations Sublessee has assumed under the lease shall be performed for the Landlord as well as the Sublessor, including but not limited to naming Sublessor and Landlord as an additional insured under Sublessee's insurance, holding harmless indemnifying and waiving subrogation as against Sublessor and Landlord.

17. INDEMNITY: Sublessee, to the extent permitted by law, waives all claims it may have against Sublessor and against the Sublessor's agents and employees from damage to persons or property sustained by Sublessee or by any occupant of the Subleased Premises, or by any other person, resulting from any part of the building or land of which the Subleased Premises are a part (the "Building"), or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Subleased Premises or Building resulting directly or indirectly from any act of neglect of any Tenant or occupant of any part of the Building or for any other person, except to the extent such damage is a result of the gross negligence of Sublessor or Sublessor's agents or employees. All personal property belonging to the Sublessee or any occupant of the Subleased Premises that is in or on any part of the Building shall be then at the risk of the Sublessee or such other person only, and the Sublessor, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof except to the extent such damage, theft or misappropriation is a result of the gross negligence of Sublessor or Sublessor's agents or employees. The Sublessee agrees to hold the Sublessor harmless and indemnify Sublessor against claims and liability for injuries to all persons and for damages to or loss of property occurring in or about the Subleased premises or Building, due to any intentional act or negligence by the Sublessee, its contractors, agents or employees. Sublessee shall also indemnify and hold Sublessor harmless from and against all claims of any kind whatsoever by reason of any breach or default of the Lease or this Sublease on the part of Sublessee, its contractors, agents or employees.

18. SUBLESSEE DEFAULT: Any failure by Sublessee to pay any installment of Rent or Additional Rent, or to make any other payment required to be made by Sublessee hereunder when due, or to perform or comply with any other material provision of this Sublease to be performed or complied with by Sublessee, where such failure continues for twenty (20) days after delivery of written notice of such failure by Sublessor to Sublessee shall constitute a default by Sublessee under this Sublease (a "Sublessee Default") provided, however, that if the nature of any non monetary failure is such that the same cannot reasonably be cured within such twenty (20) day period, the same shall not constitute a Sublessee Default if Sublessee shall, within twenty (20) days of such notice commence such cure, and thereafter diligently prosecute such cure to completion.

19. BROKER'S FEE: The brokers involved in this transaction are Grubb and Ellis and Jones Lang Wootton as Sublessor's agent and Stone Company as Sublessee's agent. Upon execution of this Sublease by both parties, Sublessor shall pay to said broker a fee as set forth in a separate agreement between Sublessor and said brokers


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for brokerage services rendered by said broker to Sublessor in this transaction.
Sublessee and Sublessor each represents and warrants to the other that neither has had any dealings with any person, firm, broker, or finder other than those names as set forth above in connection with the negotiation of this Sublease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Sublessee and Sublessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorney's fees or liability for compensation or charges which may be claimed by such an unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

20. HOLDOVER: If Sublessee retains possession of the Subleased premises or any part thereof after the termination of the Sublease term, the Sublessee shall pay the Sublessor rent at a monthly rate equal to double the amount of the total monthly rent (including additional rent as such is defined in Section 6 of this Sublease) which would have been applicable had the term of the Master Lease continued through the period of such holding over by tenant. In addition, Sublessee shall pay the Sublessor for all damages, consequential as well as direct, sustained by reason of Sublessee's retention of possession. The provisions of this Article do not exclude Sublessors right of re-entry or any other right hereunder.

21. NOTICES: All notices or demands given or required to be given hereunder shall be in writing and shall be sent to the intended recipients address as set forth below or at such other address as shall be designated in writing by the party to receive notice.

22. ASSIGNMENT AND SUBLEASE: Sublessee shal1 not assign this Sublease nor sublease any portion of the Premises without the prior written consent of the Sublessor and Landlord, pursuant to the terms of the Master Lease, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes of this Section, any sale of stock, change in control, reorganization, merger, sale of assets or similar transaction by Sublessee shall constitute an assignment or a sublease requiring the consent of Sublessor.

Sublessee may sublease, subject to the terms of the Master Lease up, to 4,000 rentable square feet of the Premises and all profits. In the event more than 4,000 square feet are subleased, then the profits shall be split equally.

23. LIABILITY BEYOND THE TERM OF THE MASTER LEASE: Sublessee and Landlord represent that Sublessor shall not be liable for any obligation arising under any sublease extension or any other liability beyond the term of the Master Lease.

For Sublessee:
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For Sublessor:       Pinkerton's, Inc.
                     Attn: Property Management Department
                     4330 Park Terrace Drive
                     Westlake Village, CA 91361

24. STIPULATIONS: The parties stipulate:

(a) No receipt of money by the Sublessor from the Sublessee after the termination of this Sublease or after the service of any notice or after the commencement of any suit, or final judgment for possession of the Subleased Premises shall reinstate or extend the term of this Sublease or affect any such notice, demand or suit


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or imply consent for any action for which Sublessor's consent is required.

(b) No waiver of any default of the Sublessee hereunder shall be implied any omission by the Sublessor to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

(c) Neither party has made any representations or promises except as contained herein, or in some further writing signed by the party making such representation or promise.

(d) This assignment shall be construed and enforced in accordance with the laws of the State of California.

25. BREACH, REMEDIES: Upon Sublessee's breach of the Sublease, Sublessor shall have all the rights against Sublessee as would be available to the Landlord against Tenant under the Lease as if such a breach were by Tenant thereunder.

26. BINDING ON SUCCESSORS: This Agreement shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns, subject to the Lease clause dealing with Sublease and Assignment.


Executed the day and year first above written.

Sublessor:

PINKERTON'S, INC.

By:
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Sublessee:

This Sublease is not effective until signed be1ow by the Landlord, whose signature below is its consent to this Sublease. This consent does not waiver Landlord's right to consent to any further Subleases or Agreements, nor does it signify anything more than Landlord's consent to the Sublease.

LANDLORD:

By:
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